EXHIBIT 10.1


                                 January 1, 2005


MCNIC Offshore Pipeline & Processing Company
2000 Second Avenue, 688 WCB
Detroit, Michigan 48226
Attention:  General Counsel

         Re: Asset Purchase Agreement dated February 1, 2002 by and among MCNIC Offshore Pipeline & Processing Company, a Michigan corporation ("Seller"), and Blue Dolphin Pipe Line Company, a Delaware corporation ("Buyer") (the "Purchase Agreement")


Gentlemen:

         It is our understanding that we have agreed as follows:

         1. Section 1.03 of the Purchase Agreement shall be amended and restated in its entirety as follows:

                           1.03 Conditional Consideration. Within 90 days of the
                  end of each calendar year that includes any period which is subsequent to January 1, 2005, Buyer shall pay Seller an annual amount equal to 50% of the Net Revenue for the portion of such calendar year which is subsequent to January 1, 2005. Payments pursuant to this Section shall continue until Seller has received payments equal to $500,000. Notwithstanding the foregoing, however, no amounts shall be payable pursuant to this Section with respect to the Net Revenue of any period subsequent to the Termination Date. For purposes of this
                  Section 1.03 only:

                           (a) The term  "Net  Revenue"  shall  mean  the  gross
                  revenue attributable to the Purchased Interests as determined on a cash basis, consistently applied, minus (i) the reasonable operating expenditures attributable to the Purchased Interests (including the Operator's Fee, not to exceed $12,800 per month) as determined by Buyer in a manner consistent with past practices, which shall specifically take into account, by way of example and not by way of limitation, any legal fees with respect to litigation that relates to the Purchased Interests, and (ii) any negative amount of Net Revenue for any period subsequent to January 1, 2005 which has not been offset by positive Net Revenue generated subsequent to the period in which such negative amount was realized. Net Revenue shall include the sales proceeds realized from the sale of any of the Purchased Interests unless the Purchased Interests are sold pursuant to a Majority Interest Sale, as defined in the Note.


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                           Within  ten  (10)  days  of  Buyer  entering  into an
                  agreement for the sale of any of the Purchased Interests other than a Majority Interest Sale, Buyer shall notify Seller in writing (a "Purchased Interest Transfer Notice"), describing the consideration to be received (including cash and non-cash consideration) with respect to such sale of a Purchased Interest. To the extent that such sale of a Purchased Interest involves assets other than the Purchased Interests, (1) Buyer will include in the Purchased Interest Transfer Notice their reasonable good faith determination of the portion of the total consideration that is applicable to the Purchased Interests and (2) if the Seller does not raise any objections to such determination within 15 days after receipt of such Purchased Interest Transfer Notice, such determination will become final and binding upon all Parties; provided that if the Seller raises any objection within such 15-day period, the actual fair market value of such consideration will be determined by a third-party appraiser mutually agreed upon by
                  the   Parties.   To  the  extent  that  any  portion  of  such
                  consideration is non-cash consideration, (i) the Buyer will include in the Purchased Interest Transfer Notice their reasonable good faith determination of the fair market value of such non-cash consideration and (ii) if the Seller does not raise any objections to such determination within 15 days after receipt of such Purchased Interest Transfer Notice, such determination will become final and binding upon all Parties; provided that if the Seller raises any objection within such 15-day period, the actual fair market value of such non-cash consideration will be determined by a third-party appraiser mutually agreed upon by the Parties.

                           (b) The term  "Termination  Date" means  December 31,
                  2006; provided, however that the Termination Date shall automatically extend by one additional calendar year (up to a maximum of two calendar years) for each instance in which the non-recurring, extraordinary expenditures attributable to the Purchased Interests exceed $200,000, in the aggregate, during any calendar year subsequent to January 1, 2005.

         2. The "Note" which is referenced in Section 1.02 of the Purchase Agreement has been amended and restated pursuant to an amended and restated promissory note dated the date hereof in the original principal amount of $250,000.

All capitalized terms set forth in this letter agreement shall have the meanings given to them in the Purchase Agreement, unless otherwise indicated. Except as specifically provided in this letter agreement, the Purchase Agreement shall continue in full force and effect as originally written.

If the foregoing sets forth the terms of our binding agreement, which shall be binding and enforceable in accordance with the laws of the State of Texas without reference to the conflict of laws principles thereof.


                                                  Sincerely,

                                                  BLUE DOLPHIN PIPE LINE COMPANY


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

ACCEPTED AND AGREED TO:

MCNIC OFFSHORE PIPELINE &
PROCESSING COMPANY


By:
   ---------------------------
   Name:
   Title: